Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

Cross Country Healthcare Announces Agreement to Acquire Medical Doctor Associates

Acquisition Will Expand Cross Country into Locum Tenens Staffing

BOCA RATON, Fla.--(BUSINESS WIRE)--July 22, 2008--Cross Country Healthcare, Inc. (Nasdaq:CCRN) announced today that it has entered into a definitive agreement to acquire substantially all of the assets of privately-held MDA Holdings, Inc. (MDA) and its subsidiaries for $112.3 million in cash, plus additional earn-out payments based on 2008 and 2009 performance criteria. The transaction is subject to certain approvals and closing conditions. The Company anticipates closing this transaction by the end of the third quarter of 2008. The Company expects this acquisition to be accretive to its 2008 earnings by approximately $0.02 per diluted share, subject to the timing of the closing of the transaction.

In conjunction with this transaction, Cross Country Healthcare entered into a fully underwritten $200.0 million financing commitment with Wachovia Capital Markets, LLC and certain of its affiliates and Banc of America Securities. Pursuant to this commitment, the Company will amend and keep in place its existing $75.0 million revolving credit facility and also enter into a $125.0 million 5-year term loan, from which the proceeds will be used to finance the acquisition and for general corporate purposes. Upon closing this transaction, the Company's debt to total capitalization ratio is expected to be approximately 29.0% and its debt leverage ratio, as defined under the credit facility, is expected to be approximately 2.4 to 1.

Headquartered in Norcross, Georgia, MDA provides multi-specialty locum tenens (physician) and allied staffing services to the healthcare industry in all 50 states. MDA is an ESOP-owned company, and in 2007, had revenue of $158.0 million and Adjusted EBITDA of $13.3 million. The Company intends to discuss this transaction in greater detail on its previously announced second quarter earnings conference call scheduled for Wednesday, August 6, 2008, at 10:00 a.m. Eastern Time.

"This acquisition will combine our core nurse and allied staffing business with MDA's strong locum tenens business to enhance Cross Country's competitive position as a leading national provider of healthcare staffing solutions. It will also provide potential revenue synergies with our Cejka Search retained physician search business," said Joseph A. Boshart, President and Chief Executive Officer of Cross Country Healthcare, Inc. "For some time now, we have been looking to expand into the locum tenens market by acquiring a growing company with an excellent management team at a price that will allow us to show attractive returns to our shareholders. We believe we have achieved all these objectives with this transaction and I am especially pleased that MDA's experienced management team will continue to run the business going forward. We look forward to working with everyone at MDA to continue their history of quality-driven growth," added Mr. Boshart.

Ken Shumard, Chairman and founder of MDA Holdings, commented that, "The entire MDA team has worked very hard since our founding in 1987 to build a sizeable and profitable locum tenens business, which competes in what continues to be the fastest growing sector of healthcare staffing. We have known Cross Country for a number of years and have held both the company and its management team in the highest regard. During this process, we have come to know them a whole lot better and I believe there is a high degree of cultural fit between our two organizations that will allow MDA to continue on its mission to serve the healthcare industry through a commitment to quality, integrity, and personal service. We look forward to being a valued part of the Cross Country organization."

MDA's Adjusted EBITDA, a non-GAAP financial measure, is defined for purposes of this press release as its earnings before interest expense, income taxes, depreciation and amortization as adjusted for certain pro forma and/or non-recurring expense items.

Cross Country Healthcare, Inc. is a leading provider of nurse and allied staffing services in the United States, a provider of clinical trials services to global pharmaceutical and biotechnology customers, as well as a provider of other human capital management services focused on healthcare. The Company has approximately 4,000 contracts with hospital, pharmaceutical and biotechnology customers, and other healthcare organizations. Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "seeks", "will" and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: our ability to attract and retain qualified nurses and other healthcare personnel, costs and availability of short-term leases for our travel nurses, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as filed and updated in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

    CONTACT: Cross Country Healthcare, Inc., Boca Raton

             Howard A. Goldman, Director/Investor &

             Corporate Relations, 877-686-9779

             hgoldman@crosscountry.com

    SOURCE: Cross Country Healthcare, Inc.